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                                                                   EXHIBIT 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 15, 2002 and February 21, 2002 relating to the financial statements of Global Macro Trust and the statements of financial condition of Nestor Partners, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Information" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
December 16, 2002